                                                                    Exhibit 10.2

ERE RETAINER AGREEMENT

                               RETAINER AGREEMENT

This agreement dated as of July 1, 2006, between Everlast WorldWide Inc., a corporation incorporated under the laws of the State of Delaware, with its principal place of business located at 1350 Broadway (Suite 2300), New York, NY
10018 [the "Client"], and Edward R. Epstein Esq. who maintains his principal office at 915 Middle River Drive, (Suite 419), Fort Lauderdale, Florida 33304
[the "Attorney"].

In consideration of the premises together with other good and valuable consideration, the parties agree as follows:

          1. RETAINER AND EMPLOYMENT. Client retains and employs Attorney as
General Counsel and Consultant of the Client and the Attorney accepts such retainer and employment, subject to the terms and conditions set forth in this agreement.

          2. TERM. This agreement shall be effective from, July 1, 2006, for an initial term of three (3) years and shall be automatically renewed for consecutive one year terms thereafter unless terminated by written notice made by either party at least 60 days prior to the expiration date of the original term or any renewal thereof.

          3. DUTIES. Attorney shall act as the General Counsel and Consultant to the client and shall perform services the same as, or generally consistent with, the services generally performed by a General Counsel and Consultant and consistent with the services he has employed for the Client in the past and as may be reasonably requested by Client from time to time. In that regard, Client agrees that Attorney shall perform those services from his principal office located in Fort Lauderdale, Florida

          4. COMPENSATION.

               (a) For all services rendered by the Attorney under this
agreement, the Client agrees to pay Attorney an annual base salary of $300,000 commencing on the date hereof and payable in monthly installments of $25,000 on the first day of each month. [It is understood and agreed by the parties that
$3,000 of the aforesaid monthly sum shall be for the compensation of Kathy
Epstein's paralegal services.]

               (b) The Attorney shall be entitled to be reimbursed promptly for all reasonable costs, disbursements, travel, meal, and other out-of-pocket expenses which are incurred by him in the performance of his duties hereunder and evidenced by appropriate documentation.

               (c) In addition to the base salary set forth above, the Client agrees to pay the Attorney an annual bonus as determined by the Client's Chief
Executive Officer in his sole discretion.

               (d) In addition to the compensation set forth above, the Client shall also be considered for annual increases in the aforesaid base salary and bonuses in amounts to be determined by the Client's Chief Executive Officer.

               (e) In the event of the death or termination of the Attorney, the aforesaid bonuses shall be calculated and payable to him or his estate at the end of the fiscal year of his death or such termination on a pro-rata basis.

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          5. BENEFITS. In addition to any other items of compensation provided for herein, the Attorney shall be entitled to participate in any stock option, stock bonus or stock purchase plan or program or any other similar plan or program which the Client, in its sole discretion, may make available from time to time to its executives.

          6. RESTRICTIVE COVENANTS. (a) The Attorney shall at no time during the
Term and for a period of one (1) year thereafter disclose to any person or entity, or use for personal gain, any trade secrets belonging to the Client, unless such information has otherwise been previously publicly disclosed through no fault or conduct of the Attorney, or the Attorney is required by law to disclose such information, or such information is within the public domain.

               (b) The Attorney shall not, without the prior written consent of the Client, within the one (1) year period following the termination or expiration of this agreement solicit any employees, agents, or representatives of the Client to join the Attorney as a partner, employee, agent, or representative, in any competitive enterprise.

          7. TERMINATION.

               (a) FOR CAUSE: The Client shall have the right to terminate the employment of the Attorney during the term of this agreement for cause.

               (b) DISABILITY: If as a result of the Attorney's incapacity due to physical or mental illness the Attorney shall have been absent from the full-time performance of his duties with the Client for six (6) consecutive months, and within 30 days after written notice of termination is given, the
Attorney shall not have returned to said full-time performance of his duties, the Client may terminate the retainer and employment of the Attorney.

          8. INDEMNIFICATION. (a) The Client agrees to indemnify and hold the
Attorney harmless from and against any and all damages, liability, costs, claims, fees, obligations or expenses, including reasonable attorneys' fees and expenses incurred arising out of or in connection with the rendering of any services by the Attorney to the fullest extent permitted by the Client's
Certificate of Incorporation and Bylaws with respect to any executive or officer of the Client, as now in effect or as hereafter amended.

               (b) In addition to Section 8(a) above, the Client shall at all times indemnify and hold harmless the Attorney, his executors and administrators against and from any and all attorneys' fees and court costs arising out of any legal proceedings to enforce the terms of this agreement.

          9. CHANGE IN CONTROL. If there is a change in control of the Client of a nature that (a) would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Securities Act of 1934, as amended (the "Exchange Act"); or (b) the Client enters into an agreement, the consummation of which would result in such a change of control; or (c) the stockholders of the Client approve a merger or consolidation of the Client with

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any other corporation or business entity; or (d) the stockholders of the Client approve a plan of liquidation of the Client or an agreement for the sale or disposition by the Client of all or substantially all of its assets, then and in that event the Attorney shall be entitled to and paid the following benefits upon the subsequent termination of his retainer or employment or an assignment to a new position not commensurate with his previous commission during the term of this agreement and in addition to the compensation and benefits otherwise set forth herein:

                    (i) A lump sum severance payment equal to 2.99 times the sum of the Attorney's current annual base salary and bonus. Said payment shall be made within five (5) days following termination; and

                    (ii) Any and all legal fees including all such fees and
expenses incurred as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination) or in seeking to obtain or enforce any right or benefit provided by this agreement or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4399 of the Internal Revenue Code of 1986, as
amended, to any payment or benefit provided herein.

                    (iii) Any deferred compensation, including, but not limited to deferred bonuses allocated or credited to the Attorney as of the date of termination.

          10. INSURANCE. The Client hereby agrees to include the Attorney as named insured in any director and officer liability insurance policy it maintains on the same basis as is made available to the directors and other executive officers of the company.

          11. ENTIRE AGREEMENT. This agreement constitutes the entire agreement between the parties in connection with the subject matter hereof No change or modification of this agreement shall be valid unless in writing and signed by the party against whom such change or modification is sought to be enforced.

          12. ASSIGNMENT. This agreement is personal in its nature and the parties hereto shall not, without the consent of the other, assign or transfer this agreement or any of its rights or obligations hereunder; provided, however, that the provisions hereof shall inure to the benefit of, and be binding upon each successor of the Client whether by merger, consolidation, transfer of all or substantially all assets, or otherwise. This agreement shall be binding upon the parties hereto and their successors and assigns.

          13. CONSTRUCTION AND JURISDICTION. This agreement shall be construed and enforced in accordance with the laws of the State of New York.

          14. SEVERABILITY. The invalidity or unenforceability of any provision of this agreement shall not affect the other provisions hereof, and this agreement shall be construed in all respects as if such invalid or unenforceable provision or provisions were omitted.

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          15. SECTION HEADINGS. The section headings contained herein have been inserted for convenience or reference only and shall in no way modify or restrict any of the terms or provisions hereof.

          16. WAIVER OF BREACH. The waiver by any part hereto of a breach of any provision of this agreement shall not operate or be construed as a waiver by said party of any other or subsequent breach.

          17. ARBITRATION. Any controversy or claim arising out of or relating to this agreement, or the breach of it, shall be settled by arbitration before three (3) arbitrators and in accordance with the Commercial Arbitration Rules of the American Arbitration Association , and judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof.

          18. NOTICES. All notices required or permitted to be given under this agreement shall be given in writing and delivered by registered or certified mail, postage prepaid, to the following addresses or to such other addresses which may have been designated by the respective parties hereto for this purpose, and shall be deemed to be given five days after the date of mailing:

               If to the Client:
               Everlast WorldWide Inc.
               1350 Broadway (Suite 2300)
               New York, New York 10018
               Attention:  Chief Executive Officer

               If to the Attorney:
               Edward R. Epstein, Esq.
               915 Middle River Drive
               (Suite 419)
               Fort Lauderdale, FL 33304

IN WITNESS  WHEREOF,  the parties have  executed  this  agreement as of the date first written above.

                                             Everlast WorldWide Inc.

                                             By: /s/ Seth Horowitz
                                                 -------------------------------
                                                 Seth Horowitz
                                                 CEO and President

                                             /s/ Edward R. Epstein
                                             -----------------------------------
                                             Edward R. Epstein

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